LAW OFFICES OF
                            DECHERT PRICE & RHOADS
                              1500 K Street, N.W.
                          Washington, D.C. 20005-1208

                           Telephone: (202) 626-3300
                              Fax: (202) 626-3334

                               October 29, 1996

Pilgrim Government Securities Income Fund, Inc.
Two Renaissance Square
40 North Central Avenue, Suite 1200
Phoenix, Arizona 85004

Dear Sirs:

As counsel for Pilgrim Government Securities Income Fund, Inc. (the
"Fund"), we are familiar with the registration of the Fund under the Investment Company Act of 1940 (File No. 811-4031) and the registration statement relating to its shares of common stock (the "Shares") under the Securities Act of 1933 (File No. 2-91302). We also have examined such other corporate records, agreements, documents and instruments as we deemed appropriate.

Based upon the foregoing, it is our opinion that the Shares being registered pursuant to Post-Effective Amendment No. 19 to the Fund's Registration Statement will, when sold in accordance with the terms of the Registration Statement and the prospectus included therein, and delivered by the Fund against receipt of the net asset value of the Shares, in accordance with the requirements of applicable law, have been duly and validly authorized, legally and validly issued, and are fully paid and non-assessable.

We consent to the filing of this opinion in connection with Post-Effective Amendment No. 19 which is filed on behalf of the Fund pursuant to Section 24(e) of the Investment Company Act of 1940.

                                               Very truly yours,


                                             /s/ Dechert Price & Rhoads